EXHIBIT 99.5

May 27, 2005

Consent of Evercore Group Inc.

We hereby consent to the use of Annex D containing our opinion letter dated May 3, 2005 to the Board of Directors of SpectraSite, Inc. in the Registration Statement on Form S-4 of American Tower Corporation and in the Joint Proxy Statement/Prospectus of American Tower Corporation and SpectraSite, Inc. which is part of such Registration Statement, and to the references to our firm and to our opinion therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Saul D. Goodman

EVERCORE GROUP INC.